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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement of Commercial Federal Corporation, (Amendment No. 1 to Form S-4 Registration Statement) for the registration of its common stock, and to the incorporation by reference of our report dated August 1, 1997, with respect to the consolidated financial statements of Perpetual Midwest Financial, Inc., incorporated by reference in its Annual Report (Form 10-KSB) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP

South Bend, Indiana
February 24, 1998